                                                                    EXHIBIT 99.1

                                                                  April 25, 2003

We hereby consent to the inclusion of the Fairness Opinion of The Findley Group in the Form S-4 Registration Statement of Vineyard National Bancorp in connection with the acquisition of Southland Business Bank. We also consent to the references made in the Form S-4 Registration Statement to The Findley Group.

                                            Sincerely,

                                            /s/ Gary Steven Findley

                                            Gary Steven Findley
                                            Director